Exhibit 99.1

Sabre Corporation Announces Results of Previously Announced Cash Tender Offers by Sabre GLBL Inc.

SOUTHLAKE, Texas—September 24, 2026—Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced the results of the previously announced cash tender offers (the “Tender Offers”) by Sabre GLBL Inc. (“Sabre GLBL”), its indirect wholly-owned subsidiary, for Sabre GLBL’s securities set forth in the table below (collectively, the “Securities”). The Tender Offers expired at 5:00 p.m., New York City time, on September 24, 2026 (such date and time, the “Expiration Date”).

The Tender Offers were made pursuant to the terms and conditions set forth in the offers to purchase, dated September 15, 2026 (the “Offer to Purchase”).

As of the Expiration Date, according to information provided to D.F. King & Co., Inc., the tender and information agent for the Tender Offers (the “Tender Agent”), the aggregate principal amount of each series of Securities listed in the table below was validly tendered and not validly withdrawn in the Tender Offers. Withdrawal rights for the Securities expired at the Expiration Date and, accordingly, any Securities that were validly tendered may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP Number /ISIN	Principal Amount Outstanding	Acceptance Priority Level (1)	Principal Amount Tendered at Expiration Date	Percentage of Outstanding Securities Tendered	Purchase Price (2)	Aggregate Principal Amount Expected to be Accepted for Purchase	Aggregate Purchase Price (2)
10.750% Senior Secured Notes due 2029	78573NAL6 U86043AJ2 US78573NAL64 USU86043AJ26	$445,715,000	1	$299,978,000.00	67.30%	$992.50	$251,888,000.00	$250,000,000.00
10.750% Senior Secured Notes due 2030	78573NAN2 U86043AL7 US78573NAN21 USU86043AL71	$469,802,000	2	$346,616,000.00	73.78%	$980.00	$0.00	$0.00
11.125% Senior Secured Notes due 2030	78573NAM4 U86043AK9 US78573NAM48 USU86043AK98	$1,325,000,000	3	$894,517,000.00	67.51%	$975.00	$0.00	$0.00

(1)

Subject to the Aggregate Maximum Tender Amount and proration, the principal amount of Securities expected to be accepted for purchase in the Tender Offers has been determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Dollars per $1,000 principal amount of Securities validly tendered and accepted for purchase and excludes accrued interest which will be paid on Securities accepted for purchase.

The Tender Offers remain subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing for the Tender Offers. Such conditions may be waived by Sabre GLBL in its sole discretion, subject to applicable law. Any waiver of a condition by Sabre GLBL will not constitute a waiver of any other condition. Subject to the satisfaction or waiver of such conditions and as described in the Offer to Purchase, Sabre GLBL is expected to make payment on September 28, 2026 (such date and time, as it may be extended, the “Settlement Date”) for the Securities that (i) were validly tendered and not validly withdrawn at or prior to the Expiration Date and (ii) are accepted for purchase on the Settlement Date.

As the Aggregate Purchase Price of all validly tendered and not validly withdrawn 10.750% Senior Secured Notes due 2029 (the “10.750% 2029 Notes”) exceeds $250 million, no validly tendered 10.750% Senior Secured Notes due 2030 or 11.125% Senior Secured Notes due 2030 will be accepted for purchase, and the 10.750% 2029 Notes will be accepted on a pro rata basis and will be subject to a proration factor of approximately 84.0%. Securities tendered and not purchased on the Settlement Date will be returned to holders of Securities (the “Holders”) promptly after the Settlement Date. The consideration to be paid for the 10.750% 2029 Notes accepted for purchase on the Settlement Date per $1,000 principal amount of such Securities is the amount set forth in the table above under the heading “Purchase Price.” All Holders of 10.750% 2029 Notes accepted for purchase will also receive accrued interest from, and including, the most recent interest payment date preceding the Settlement Date to, but not including, the Settlement Date.

Sabre GLBL expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) terminate any or all of the Tender Offers and not accept for purchase any of the Securities not theretofore accepted for purchase in the terminated Tender Offer or Tender Offers, (ii) waive any and all of the conditions to the Tender Offers on or prior to the time the Securities are accepted for purchase in any or all of the Tender Offers, (iii) extend the Expiration Date to a later date and time, (iv) increase or decrease the maximum Aggregate Purchase Price, or (v) otherwise amend the terms and conditions of the Tender Offers.

The aggregate amount that all Holders are entitled to receive for their Securities that are accepted for purchase by Sabre GLBL in the Tender Offers, excluding accrued interest, is referred to as the “Aggregate Purchase Price.” “Aggregate Maximum Tender Amount” refers to the maximum principal amount of Securities that can be purchased for cash in the Tender Offers without resulting in the Aggregate Purchase Price exceeding $250 million.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. BofA Securities is the Dealer Manager for the Tender Offers. Investors with questions regarding the Tender Offers may contact BofA Securities, collect: (980) 388-3646, toll-free: (888) 292-0070, email: debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the Tender Offers. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (646) 455-1060 (New York) or (866) 356-7814 (toll-free) or by email at sabre@dfking.com. Copies of the Offer to Purchase are available at: www.dfking.com/sabre.

None of Sabre GLBL, Sabre, their affiliates, their respective boards of directors and stockholders, the Dealer Manager, the Tender Agent or Computershare Trust Company, N.A., as trustee and collateral agent for the Securities, are making any recommendation as to whether Holders should tender any Securities in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including financing of the Tender Offers and successful completion of the Tender Offers, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences.

SABR-F

Contacts:

Media	Investors
Cassidy Smith-Broyles Cassidy.Smith-Broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz Roushan.Zenooz@sabre.com sabre.investorrelations@sabre.com

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